UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of report (Date of earliest event reported):
August 22, 2006 (August 17, 2006)

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JDS UNIPHASE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

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Delaware	000-22874	94-2579683
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

430 North McCarthy Boulevard
Milpitas, California 95035
(Address of Principal Executive Offices, Including Zip Code)

(408) 546-5000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 17, 2006, Peter A. Guglielmi notified the Company that he will be retiring from the Company’s Board of Directors effective immediately prior to the 2006 Annual Meeting of the Company’s stockholders (the “2006 Annual Meeting”), and will not be seeking reelection to the Board at the Company’s Annual Meeting. Mr. Guglielmi’s retirement is not because of any disagreement with the Company on any matter related to the Company’s operations, policies or practices, nor did Mr. Guglielmi furnish the Company with a letter describing any disagreement or requesting that any matter be disclosed.

On August 17, 2006, the Board voted to (a) amend and restate the Company’s Bylaws (the “Amended and Restated Bylaws”) to decrease the number of directors from ten (10) to nine (9), effective immediately prior to the Annual Meeting; (b) re-allocate director Harold L. Covert from Class I to Class II, effective immediately prior to the Annual Meeting, in order to balance the three classes of directors equally; and (c) nominate Harold L. Covert for election as a Class II director at the Annual Meeting.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 17, 2006, the Board approved an amendment of the Company’s Amended and Restated Bylaws, with effect immediately prior to the 2006 Annual Meeting, to decrease the number of directors from ten (10) to nine (9) directors.

A copy of the Amended and Restated Bylaws incorporating the change in the authorized number of directors of the Company is attached hereto as Exhibit 3.5 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.5	Amended and Restated Bylaws of JDS Uniphase Corporation, to be effective immediately prior to the 2006 Annual Meeting of Stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JDS UNIPHASE CORPORATION

Date: August 22, 2006	By:	/s/ Christopher S. Dewees
Christopher S. Dewees
Senior Vice President, Corporate Marketing and Development and Chief Legal Officer

EXHIBIT INDEX

Exhibit Number	Description
3.5	Amended and Restated Bylaws of JDS Uniphase Corporation, to be effective immediately prior to the 2006 Annual Meeting of Stockholders.